EXHIBIT 23.2

                           MICHAEL T. STUDER CPA P.C.
                                45 CHURCH STREET
                               FREEPORT, NY 11520
                              PHONE: (516) 378-1000
                               FAX: (516) 546-6220


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


To the Board of Directors
SmartMetric, Inc.

I consent to the use in this Registration Statement on Form SB-2 of my name under "Experts" in the prospectus and to my report included therein relating to the consolidated financial statements of SmartMetric, Inc. and subsidiary.



Freeport, New York                                /s/ Michael T. Studer CPA P.C.
August 4, 2005